UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2006 (August 10, 2006)

CONSTELLATION ENERGY GROUP, INC.

Exact name of registrant as specified in its charter

Commission	State of Incorporation	IRS Employer
File Number	of both registrants	Identification No.

1-12869	MARYLAND	52-1964611

750 E. PRATT STREET,	BALTIMORE, MARYLAND	21202
(Address of principal executive offices)		(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE
 (Former name, former address

and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Constellation Energy Group, Inc. (Constellation Energy) previously reported on a Form 8-K dated February 9, 2006 that Frank P. Bramble, Sr. had informed Constellation Energy that he would not to stand for re-election to the Board of Directors at Constellation Energy’s 2006 annual meeting of shareholders.  Due to Constellation Energy’s pending merger with FPL Group, Inc., Constellation Energy’s 2006 annual meeting has been delayed.  As a result, on August 10, 2006, Mr. Bramble informed Constellation Energy that he had resigned from the Board of Directors effective as of such date.  Mr. Bramble’s decision to resign is not the result of a disagreement with Constellation Energy on any matter relating to Constellation Energy’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	August 11, 2006	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President and Corporate Secretary